UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  March 16, 2015
Diebold, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 16, 2015, Christopher Macey provided notice to Diebold, Incorporated (the “Company”) that he will resign from his positions as Vice President, Corporate Controller and Principal Accounting Officer of the Company effective as of the end of business on April 10, 2015. Mr. Macey is resigning in order to pursue other opportunities. Mr. Macey’s resignation is not the result of a disagreement with the Company or the Company’s Board of Directors or of any matter relating to the Company’s operations, financial statements, policies or practices. The Company thanks Mr. Macey for his dedicated service and wishes him well in his future endeavors.
Effective as of Mr. Macey’s departure, Christopher A. Chapman, the Company’s Senior Vice President and Chief Financial Officer, will serve as the Company’s Principal Accounting Officer as that position relates to the Company’s filings with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated
March 19, 2015	By:	/s/ Christopher A. Chapman
		Name:	Christopher A. Chapman
		Title:	Senior Vice President and Chief Financial Officer